UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Penn Virginia Corporation

(Exact name of registrant as specified in its charter)

Virginia	23-1184320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
16285 Park Ten Place, Suite 500 Houston, Texas	77084
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), or (e) check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A file number to which this form relates: 333-259017 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Explanatory Note

Penn Virginia Corporation, a Virginia Corporation (the “Company”), previously filed a Registration Statement on Form 8-A with the Securities and Exchange Commission (the “Commission”) on December 22, 2016 with respect to common stock of the Company (the “Prior Form 8-A”). On October 6, 2021, the Company filed with the Virginia Secretary of the Commonwealth Articles of Restatement (the “Articles of Restatement”) amending and restating the Company’s Third Amended and Restated Articles of Incorporation to, among other things, change the name of the Company’s common stock from “common stock” to “Class A Common Stock.” The Company is amending the Prior Form 8-A to reflect such change. The terms of the Class A Common Stock, and the associated rights, otherwise remain unchanged. The Company’s Class A Common Stock will continue to trade on The Nasdaq Stock Market LLC under the symbol “PVAC.”

Item 1.	Description of Company’s Securities to be Registered.

The securities of the Company to be registered hereby pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, are shares of Class A Common Stock, par value $0.01 per share, of the Company (the “Class A Common Stock”). A description of the Class A Common Stock is contained in “Description of Capital Stock” set forth in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 12, 2021, which is incorporated herein by reference.

In addition, to the extent that an updated or amended description of the Class A Common Stock is included in a prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, such description included in such prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Articles of Restatement, dated as of October 6, 2021, to the Third Amended and Restated Articles of Incorporation of Penn Virginia Corporation (filed as Exhibit 3.1 to the Company’s Form 8-K, filed on October 7, 2021, and incorporated herein by reference).

3.2	Fourth Amended and Restated Articles of Incorporation of Penn Virginia Corporation (filed as Exhibit 3.2 to the Company’s Form 8-K, filed on October 7, 2021, and incorporated herein by reference).

3.3	Seventh Amended and Restated Bylaws of Penn Virginia Corporation (filed as Exhibit 3.3 to the Company’s Form 8-K, filed on October 7, 2021, and incorporated herein by reference).

99.1	Description of Capital Stock (filed as Exhibit 99.1 to the Company’s Form 8-K, filed on October 12, 2021, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PENN VIRGINIA CORPORATION

By:	/s/ Katherine Ryan
Name:	Katherine Ryan
Title:	Vice President, Chief Legal Counsel and Corporate Secretary

Date: October 12, 2021